Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders

COMFORCE Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of COMFORCE Corporation and subsidiaries of our report dated March 14, 2003, relating to the consolidated balance sheets of COMFORCE Corporation and subsidiaries as of December 29, 2002 and December 30, 2001, and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive income (loss) and cash flows and the related consolidated financial statement schedule for each of the periods in the three year period ended December 29, 2002, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standard No. 142 Goodwill and Other Intangible Assets as of December 31, 2001.

/s/    KPMG LLP

KPMG LLP

April 23, 2003

23-1